UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2006

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2006, The Wet Seal, Inc. (the “Company”) announced that it had entered into an asset purchase agreement (the “Agreement”) to acquire, through a newly formed special purpose vehicle, substantially all of the assets of G+G Retail, Inc. (“G+G”) in a transaction to be effected in G+G’s Chapter 11 bankruptcy proceeding which commenced on the same date. Pursuant to the Agreement, the consideration to be paid for the assets shall include: (i) $15,200,000.00 in cash (subject to reduction in an amount equal to the amount paid to retire the debtor-in-possession facility described below), (ii) the assumption of certain liabilities, (iii) the repayment of certain inventory loans and (iv) the payment of “cure”costs that must be paid in connection with the assignment of certain leases and contracts of G+G.

In connection with the transaction and in an effort to facilitate the asset acquisition, an affiliate of Prentice Capital Management, LP, a principal investor in the Company, has made a commitment to provide G+G with debtor-in-possession financing which will enable G+G to continue as a going concern through the anticipated closing date of the Company’s asset acquisition.

The Company and Prentice have agreed that upon the closing of the Company’s asset purchase, the amount outstanding under the debtor-in-possession facility will be retired by the Company by the issuance to Prentice of up to $10,000,000 in shares of the Company’s Class A Common Stock and the balance, if any, in cash. The amount of the shares to be issued to Prentice shall be calculated based upon the lesser of (x) the weighted average closing price of the Company’s Class A Common Stock over the 20 trading days immediately preceding January 25, 2006 (the “Transaction Announcement Date”) and (y) the last closing sale price of the Company’s Class A Common Stock immediately prior to the Transaction Announcement Date.

The acquisition is subject to the customary auction procedures provided for under the Bankruptcy Code, including the receipt of requisite court orders. There is no assurance that G+G will not receive a higher offer for the assets or that the Company will be the successful bidder at any auction conducted by G+G.

A copy of the press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

99.1	Press Release, dated as of January 25, 2006 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: January 27, 2006	By:	/s/ John Luttrell
Name: John Luttrell
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated as of January 25, 2006 issued by the Company.